UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) of the
                         Securities Exchange Act of 1934

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                            ERGO SCIENCE CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
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

Ergo Science Corporation Announces Officer, Board Changes

              Supplement to Proxy Statement Dated November 5, 2003
                 The date of this supplement is December 2, 2003

Contact: Lisa V. DeScenza
         (978) 689-0333

Boston, Massachusetts, December 2, 2003 - Ergo Science Corporation (OTCBB: ERGO) today announced the resignation of David R. Burt as the Chairman of the Board, President, Chief Executive Officer, Secretary and as a Director of the Company. Replacing Mr. Burt on an interim basis as President, Chief Executive Officer and Secretary of the Corporation is Charles E. Finelli, who currently serves as a Director.

The remaining board members have unanimously approved the appointment of Mr. Nadim Nsouli to fill the vacancy created on the board by Mr. Burt's resignation. Mr. Nsouli's term on the board expires at the next annual meeting of stockholders in 2004. Mr. Nsouli has served as the managing partner of Lago Partners Limited, a $75 million venture capital fund from March 2000 until the fall of 2003. From 1998 until joining Lago Partners Mr. Nsouli was employed as an investment banker, first with J.P. Morgan and then with Morgan Stanley Dean Witter. From 1994 to 1996 Mr. Nsouli was a corporate lawyer in the New York office of a large national law firm.

Also today, Ergo announced the appointment of Mr. Ling Kwok to serve as Vice President, Corporate Development. From September 2002 until recently Mr. Kwok was involved in international charitable work. From February 2000 to September 2002 Mr. Kwok was an investment banker with Pacific Solutions Group, LLC and from May 1996 to February 2000 he was with Morgan Stanley & Co. Incorporated.

Mr. Kwok's responsibilities will be to continue the Company's search for an operating business to acquire. The Company is pleased with its recent sale of its science assets and looks forward to acquiring a suitable operating business as soon as possible.

The information contained herein supplements the proxy statement of Ergo dated November 5, 2003, by which the Board of Directors is soliciting proxies to be voted at the annual meeting of Ergo Science Corporation stockholders. Investors are urged to read the proxy statement filed with the SEC. A copy of the proxy statement may be obtained without charge upon request from Ergo, 790 Turnpike Street, North Andover, Massachusetts 01845, or by calling Lisa DeScenza at (978) 689-0333. Investors may also obtain the proxy statement through the Internet web site that the SEC maintains at www.sec.gov.

The discussion above contains forward-looking statements. Forward-looking statements reflect Ergo Science's current views with respect to future events. Actual results may vary materially and adversely from those anticipated, believed, assumed, estimated or otherwise indicated. Information about important factors that could cause actual results to differ materially are set forth in reports and other filings of Ergo Science with the Securities and Exchange Commission, including, without limitation, the 2002 Annual Report on Form 10-K and Form 10-Q for the period ended September 30, 2003, generally under the sections entitled "Risk Factors." Ergo Science does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of Ergo Science.